Exhibit 23.3

HAAS PETROLEUM ENGINEERING SERVICES, INC.	2100 ROSS AVENUE SUITE 1450 DALLAS, TEXAS 75201
PHONE (214) 754-7090
FAX (214) 754-7092
Consent of Independent Reserve Engineers
The Board of Directors
Petroflow Energy Ltd.:
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Petroflow Energy Ltd. of our reports evaluating Petroflow Energy Ltd.’s petroleum and natural gas reserves as of December 31, 2007 and the reference to Hass Petroleum Engineering Services, Inc. as Petroflow Energy Ltd.’s independent reserve engineers.

HAAS PETROLEUM ENGINEERING SERVICES, INC.

By: Name:	/s/ Rodger L. Walker, P.E. Rodger L. Walker, P.E.
Its:	Manager of Engineering
Dallas, Texas
United States of America
July 24, 2008